UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 13, 2010, deltathree, Inc. (the “Company”) and Ziv Zviel, the Company’s Chief Financial Officer and Treasurer, entered into Amendment #1 (“Amendment #1”) to the Offer of Employment Letter between the Company and Mr. Zviel dated as of June 18, 2009 (the “Offer Letter”). The material terms and conditions of the Offer Letter were summarized in, and a copy of the Offer Letter was attached as Exhibit 99.1 to, the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2009.  Pursuant to the terms of Amendment #1, Mr. Zviel’s base salary was increased from $9,000 per month to $11,000 per month, effective as of May 5, 2010. All of the other terms and conditions of the Offer Letter remain the same.

A copy of Amendment #1 is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	Amendment #1 to Offer of Employment Letter between the Company and Ziv Zviel, dated May 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name: Peter Friedman
Title: General Counsel and Secretary

Dated: May 13, 2010